Exhibit 99

Form 4 Joint Filer Information

Name: JAW Financial, L.P.

Address: c/o SSP Solutions, Inc.
17861 Cartwright Road
Irvine, California 92614

Designated Filer: Marvin J. Winkler
Issuer & Ticker Symbol: SSP Solutions, Inc. (SSPX)
Statement for Month/Day/Year: October 21, 2003
Signature: By: /s/ Marvin J. Winkler, President of JAW Lending, Inc., as its general partner

Name: JAW Lending, Inc.

Address: c/o SSP Solutions, Inc.
17861 Cartwright Road
Irvine, California 92614

Designated Filer: Marvin J. Winkler
Issuer & Ticker Symbol: SSP Solutions, Inc. (SSPX)
Statement for Month/Day/Year: October 21, 2003
Signature: By: /s/ Marvin J. Winkler, President





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